Exhibit 23.1

SCHWARTZ LEVITSKY FELDMAN LLP
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO o MONTREAL


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Form S-8 Registration Statement of Perfisans Holdings, Inc. (the "Company"), of our report relating to the consolidated financial statements of the Company as of December 31, 2006, which appear in the Annual Report to Stockholders on Form 10-KSB for the year ended December 31, 2006 and the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                             "SCHWARTZ LEVITSKY FELDMAN LLP"


Toronto, Ontario, Canada                                   Chartered Accountants
June 27, 2007                                        Licensed Public Accountants







                    1167 Caledonia Road
                    Toronto, Ontario M6A 2X1
                    Tel: 416 785 5353
                    Fax: 416 785 5663